CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Non-Executive Employee Stock Option Plan of Robotic Vision Systems, Inc. of our report dated February 8, 1996, with respect to the consolidated financial statements and schedule of Computer Identics Corporation included in Robotic Vision Systems, Inc.'s Registration Statement on Form S-4 (File No. 333-08663), filed with the Securities and Exchange Commission.



                                   /s/Ernest & Young LLP
                                   ERNST & YOUNG LLP


Boston, Massachusetts
October 17, 1996